                                   FORM 8-A
                                ______________

                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549
                                _______________

               FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(b) OR (g) OF THE
                        SECURITIES EXCHANGE ACT OF 1934
                                _______________

                         RELIANT ENERGY, INCORPORATED
            (Exact name of registrant as specified in its charter)

                TEXAS                                    74-0694415
(State of incorporation or organization)    (I.R.S. Employer Identification No.)

       RELIANT ENERGY, INCORPORATED
             1111 LOUISIANA
             HOUSTON, TEXAS                                  77002
(Address of principal executive offices)                   (Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

                                            Name of each exchange on which
Title of each class to be so registered     each class is to be registered
---------------------------------------     ------------------------------
2.0% Zero-Premium Exchangeable                New York Stock Exchange
 Subordinated Notes due 2029

     If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. [X]

     If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. [_]

Securities Act registration statement file number to which this form relates:
333-86403 and 333-87241 (if applicable).

Securities to be registered pursuant to Section 12(g) of the Act:

                                     NONE
                               (Title of Class)

ITEM 1.   DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.
          -------------------------------------------------------

          The class of securities to be registered hereby is the 2.0% Zero-Premium Exchangeable Subordinated Notes due 2029 (the "Securities") of Reliant Energy, Incorporated, a Texas corporation (the "Company"). A description of the Securities is set forth in the Registration Statements on Form S-3 of the Company (Registration No. 333-86403) filed with the Securities and Exchange Commission (the "Commission") on September 2, 1999, as amended by Pre-Effective Amendment No. 1 thereto filed with the Commission on September 10, 1999 and declared effective by the Commission on September 10, 1999 and (Registration No. 333-87241) filed with the Commission pursuant to Rule 462(b) on September 16, 1999 under the caption "Description of Our Debt Securities" and in the Prospectus Supplement relating thereto dated September 15, 1999 filed with the Commission on September 16, 1999 pursuant to Rule 424(b)(5) under the Securities Act of 1933, as amended, under the captions "Description of the ZENS" and "Description of Our Debt Securities," which description is incorporated herein by reference.

ITEM 2.      EXHIBITS.
             ---------
Exhibit
Number         Description of Exhibit                          Method of Filing
-------        ----------------------                          ----------------
  1        Subordinated Indenture, dated as of         Filed as Exhibit 4.1 to the Company's
           September 1, 1999, between the              Current Report on Form 8-K filed with the
           Company and Chase Bank of Texas,            Commission on September 21, 1999 (the
           National Association, as Trustee.           "Form 8-K").

  2        Supplemental Indenture No. 1, dated         Filed as Exhibit 4.2 to the Form 8-K.
           as of September 1, 1999, providing
           for the issuance of the Company's
           2.0% Zero-Premium Exchangeable
           Subordinated Notes due 2029.

  3        Form of 2.0% Zero-Premium                   Included in Exhibit 2 above.
           Exchangeable Subordinated Notes
           due 2029.

                                   SIGNATURE

          Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.


                                    RELIANT ENERGY, INCORPORATED


Date: January 5, 2000               By:  /s/ Marc Kilbride
                                         ------------------
                                         Marc Kilbride
                                         Treasurer

                                       3